Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING CLASS A SHARES AND CLASS I SHARES IN THE EVANSTON ALTERNATIVE

OPPORTUNITIES FUND

TENDERED PURSUANT TO THE OFFER TO REPURCHASE

DATED JUNE 17, 2019

THE OFFER WILL EXPIRE ON JULY 28, 2019

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

EVANSTON ALTERNATIVE OPPORTUNITIES FUND, EITHER BY MAIL OR BY FAX, BY 11:59 PM,

EASTERN TIME,

ON JULY 28, 2019, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

Regular Mail

BNY Mellon Investment Servicing (US) Inc.

Attn: Evanston Capital Management, LLC

P.O. Box 9686

Providence, Rhode Island 02940-9686

Overnight Courier

Evanston Alternative Opportunities Fund

c/o BNY Mellon TA Alternative Investment RIC Funds

4400 Computer Drive

Westborough, Massachusetts 01581

Fax

508-599-4240

For Additional Information:

Phone: 847-328-4961

(Attn: Tracey Balderson)

Ladies and Gentlemen:

The undersigned hereby tenders to Evanston Alternative Opportunities Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares and/or Class I Shares of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to repurchase, dated June 17, 2019 (“Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER TO REPURCHASE AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO REPURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to this Letter of Transmittal.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent that, the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.

All authority herein conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

PLEASE MAIL TO: Via Regular Mail: BNY Mellon Investment Servicing (US) Inc., Attn: Evanston Capital Management, LLC, P.O. Box 9686, Providence, Rhode Island 02940-9686, Via Overnight Courier: Evanston Alternative Opportunities Fund, c/o BNY Mellon TA Alternative Investment RIC Funds, 4400 Computer Drive, Westborough, Massachusetts 01581 or fax a completed and executed Letter of Transmittal to the Fund’s administrator, to the attention of Evanston Alternative Opportunities Fund, at 508-599-4240. FOR ADDITIONAL INFORMATION, you may call Evanston Capital Management, LLC at 847-328-4961 (Attn: Tracey Balderson), Monday through Friday (except holidays), from 9:00 a.m. to 5:00 p.m., Central time.

PART 1.                NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder (as the Shares are titled):

Social Security No. or Taxpayer I.D. No.:

Telephone Number:

Account Number:

PART 2.             AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐    All of the undersigned’s Shares.

☐    That amount of the undersigned’s Shares having the following dollar value:

Class A Shares: $                                           Class I Shares: $

☐    That number of the undersigned’s Shares equal to:

Class A Shares:                                              Class I Shares:

Note: Shareholders desiring to tender Shares for repurchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund (i.e., $50,000). This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for repurchase by the Fund.

*Proceeds from the tender offer will be wired to the bank account listed on the undersigned’s Investor Application unless the tendered Shares are held at a custodian or broker-dealer in which case such proceeds will be wired to such custodian or broker-dealer, unless the undersigned notifies the Fund’s administrator in writing.

PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.

PART 3.            SIGNATURE(S)

If held jointly, all joint holders must execute this signature page.

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)	Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder	Print Name of Shareholder

Print Name and Title	Print Name and Title

Date:	Date: